UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 10, 2003

ABIOMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE

0-20584

04-2743260

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

22 CHERRY HILL DRIVE DANVERS, MASSACHUSETTS 01923
(Address of principal executive offices, including zip code)

(978) 777-5410
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

Certain officers of ABIOMED, Inc. have informed ABIOMED that they have recently entered into or amended, or intend to enter into or amend, stock diversification plans in order to sell ABIOMED common stock in accordance with all applicable SEC and NASDAQ rules. The diversification plans will have been or will be adopted under Rule 10b5-1 of the Securities Exchange Act of 1934 and are designed to avoid real or perceived conflicts of interest which could arise from our officers’ involvement with the Company, while enabling our officers to diversify their investment portfolios.  Under the diversification plans our officers have authorized or will authorize an independent third party to sell shares of ABIOMED common stock held directly or beneficially by them. Such sales, if any, will be conducted over a sales period generally not shorter than one year and will be executed in accordance with guidelines established by the officers at the beginning of each sales period.  In addition, each officer entering into a diversification plan has informed us that he or she will publicly disclose any stock sales made under the diversification plan as required by the securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ABIOMED, Inc.

Date: December 10, 2003	/s/ Charles B. Haaser
Charles B. Haaser
Controller Principal Accounting Officer Principal Financial Officer